For the fiscal year ended October 31, 2001
File number 811-09101
Prudential Tax-Managed Funds
   - Prudential Tax-Managed Equity Fund



SUB-ITEM 77C
Submission of Matters to a Vote of Security Holders

A Special Meeting of Shareholders of Prudential Tax-Managed Equity Fund, a series of Prudential Tax-Managed Funds, was held on March 1, 2001. At such meeting, the shareholders of the Fund approved the following proposals.

01.	Votes on Directors	                Votes For
Withheld

	Saul K. Fenster	                18,218,662		     515,375
Delayne Dedrick Gold	                18,227,082
506,955
Robert F. Gunia	                18,221,794		     512,243
	Douglas H. McDorkindale	     18,229,299		     504,738
W. Scott McDonald                    18,220,731		     513,306
Thomas T. Mooney		     18,228,624
505,413
	Stephen P. Munn		     18,232,214		     501,823
David R. Odenath		     18,221,278
512,759
Richard A. Redeker		     18,223,094
510,943
	Judy A. Rice			     18,226,072
507,965
Robin B. Smith 		     18,223,488		     510,549
Louis A. Weil III 		     18,227,510
506,527
Clay T. Whitehead		     18,223,220
510,817


03.	To permit Prudential Investments Fund Management LLC (PIFM) to enter into or
            make material changes to subadvisory agreements without shareholder approval.

		Votes For 		Votes Against
	Abstentions

		12,685,835		1,282,051		881,183

04.	An amendment to the management agreement to permit PIFM to
allocate assets
among affiliated and unaffiliated subadvisers.

		Votes For 		Votes Against
	Abstentions

		13,125,149		932,117		791,802

5A.	To approve certain changes to the Fund's fundamental investment restrictions
or policies:  Fund diversification.

	Votes For 		Votes Against
	Abstentions

		13,368,894		743,230		736,944

5B.	To approve certain changes to the Fund's fundamental investment restrictions
or policies: Issuing senior securities, borrowing money or pledging assets.

		Votes For 		Votes Against
	Abstentions

		13,069,130		1,004,891		775,047

5C.	To approve certain changes to the Fund's fundamental investment restrictions
or policies:  Buying and selling real estate.

		Votes For 		Votes Against
	Abstentions

		13,198,984		874,882		775,203

5D.	To approve certain changes to the Fund's fundamental investment restrictions
or policies:  Buying and selling commodities and commodity contracts.

		Votes For 		Votes Against
	Abstentions

		13,128,710		945,616		774,742

5E.	To approve certain changes to the Fund's fundamental investment restrictions
or policies:  Fund concentration.

	Votes For 		Votes Against
	Abstentions

	13,293,414		812,651		743,003


5F.	NOT APPLICABLE


5G.	To approve certain changes to the Fund's fundamental investment restrictions
or policies:  Making loans.

	Votes For 		Votes Against
	Abstentions

		13,096,008		1,013,783		739,278

5H.	To approve certain changes to the Fund's fundamental investment restrictions
or policies:  Other investment restrictions.

	Votes For 		Votes Against
	Abstentions

		13,121,207		933,656		794,205

07.	To ratify the selection of PricewaterhouseCoopers LLP as independent accountants for the Fund's current fiscal year.

		Votes For 		Votes Against
	Abstentions

		17,829,207		321,772		583,059









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